Exhibit 99.1

Owl Rock Capital Corporation Schedules Earnings Release and Quarterly Earnings Call to Discuss its Second Quarter Ended June 30, 2021 Financial Results

NEW YORK (July 7, 2021) – Owl Rock Capital Corporation (NYSE: ORCC) (“ORCC”) today announced it will release its financial results for the second quarter ended June 30, 2021 on Wednesday, August 4, 2021 after market close. ORCC invites all interested persons to its webcast / conference call on Thursday, August 5, 2021 at 10:00 a.m. Eastern Time to discuss its second quarter ended June 30, 2021 financial results.

Conference Call Information:

The conference call will be broadcast live at 10:00 a.m. Eastern Time on the Investor Resources section of ORCC’s website at www.owlrockcapitalcorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (866) 211-4123

International: (647) 689-6612

Conference ID: 5397663

All callers will need to enter the Conference ID followed by the # sign and reference “Owl Rock Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available for 14 days via a webcast link located on the Investor Resources section of ORCC’s website, and via the dial-in numbers listed below:

Domestic: (800) 585-8367

International: (416) 621-4642

Conference ID: 5397663

About Owl Rock Capital Corporation

Owl Rock Capital Corporation (ORCC) is a specialty finance company focused on lending to U.S. middle-market companies. As of March 31, 2021, ORCC had investments in 120 portfolio companies with an aggregate fair value of $11.2 billion. ORCC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. ORCC is externally managed by Owl Rock Capital Advisors LLC, an SEC-registered investment adviser that is an indirect subsidiary of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Owl Rock, a division of Blue Owl. Owl Rock, together with its subsidiaries, is a New York based direct lending platform with approximately $27.8 billion of assets under management as of March 31, 2021.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about ORCC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond ORCC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in ORCC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which ORCC makes them. ORCC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Investor Contact:

Dana Sclafani

212-651-4705

orccir@blueowl.com

Media Contact:

Prosek Partners

David Wells / Josh Clarkson

pro-blueowl@prosek.com